UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2020

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.01 per share	CPHC	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Fifth Amendment to the Cooperative Marketing Agreement

On June 1, 2020, Canterbury Park Holding Corporation (the “Company”) entered into the Fifth Amendment Agreement (“Fifth Amendment”) to the Cooperative Marketing Agreement (“Agreement”) originally dated June 4, 2012, between the Company and the Shakopee Mdewakanton Sioux Community (“SMSC”), a federally recognized Indian tribe. The primary purpose of the Agreement is to increase purses paid during live horse racing at Canterbury Park’s Racetrack in order to strengthen Minnesota’s thoroughbred and quarter horse industry. Under the Fifth Amendment, the SMSC agreed to provide up to $5,620,000 for the annual purse enhancement for the year 2020. This amount was calculated by multiplying the expected 52 days of 2020 live horseracing times the amount of $108,077 per live horseracing day. Consistent with the original Agreement, the Company will not receive any part of the purse enhancement amount.  Under the Fifth Amendment, the SMSC also agreed to pay the $100,000 2020 Annual Horse Association Payment payable under the Horse Association Agreement.  The annual purse enhancement that the SMSC is obligated to pay under Agreement for 2021 and 2022 was not changed and remains at $7,280,000 per year.

The Fifth Agreement also provides that the SMSC is not required to pay the Company a 2020 annual marketing payment.  Instead, the First Amendment provides that the Company will use $1,248,343 of annual marketing payments from prior years that were unspent as of January 1, 2020 for joint marketing efforts for the mutual benefit of the Company and SMSC. The Company may also use a portion of these funds to promote, improve, or assist in the operation of horse racing at the Racetrack upon approval by the SMSC.

The annual marketing payment that the SMSC is obligated to pay under Agreement for 2021 and 2022 was not changed and remains at $1,620,000 per year.

The Fifth Amendment became effective on June 8, 2020, upon Minnesota Racing Commission approval.

First Amendment to Security Agreement

In connection with the execution of the Fifth Amendment,  on June 1, 2020, the Company and the SMSC entered into the First Amendment to Security Agreement originally dated June 4, 2012.  The Security Agreement was established to secure SMSC’s obligation to pay the annual purse enhancement.

The Security Agreement Amendment allows the SMSC to use a portion of the funds pledged under the Security Agreement to pay the 2020 annual purse enhancement and lowers the minimum  value required under the Security Agreement to $15.0 million,  after SMSC pays the 2020 annual purse enhancement.

Consent and Waiver by Minnesota Horsemen’s Benevolent and Protection Association

Concurrent with the execution of the Fifth Amendment, on June 1, 2020, the Minnesota Horsemen’s Benevolent and Protection Association (“MHBPA”) executed a Consent and Waiver (“Consent”) pursuant to the Horse Association Agreement originally dated June 4, 2012.  Under the Consent, the MHBPA, which is the horseperson’s organization representing the majority of horsepersons at the Racetrack, (i) consented to the lower 2020 annual purse enhancement described above,  and (ii) waived  the 125-day requirement for live racing days conducted by the Company, with no minimum number of live racing days required in 2020, provided that there are at least 65 live racing days each year beginning in 2021.

Item 8.01 Other Events

On June 9, 2020, the Company announced that the live thoroughbred and quarter horse racing season at Canterbury Park will begin on Wednesday, June 10, following June 8, 2020 approval from the Minnesota Racing Commission. The 2020 live racing season will feature 52 days of live racing Monday through Thursday between June 10 and September 16.

The Company also announced that Emergency Executive Order 70-24 issued Friday, June 5, 2020 by Minnesota Governor Tim Walz, allows Canterbury Park to host a limited number of spectators during live racing and to resume simulcast wagering on Wednesday, June 10, 2020. This Executive Order also paves the way for the reopening of the Canterbury Park Card Casino on June 13, 2020.

      A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d.)	Exhibits

10.1	Fifth Amendment dated as of June 1, 2020 to the Cooperative Marketing Agreement dated June 4, 2012.
10.2	First Amendment dated as of June 1, 2020 to the Security Agreement dated June 4, 2012.
10.3	Consent and Waiver dated as of June 1, 2020 by Minnesota Horsemen’s Benevolent and Protection Association pursuant to Horse Association Agreement dated June 4, 2012.
99.1	Canterbury Park Holding Corporation Press Release dated June 9, 2020, announcing plans for its 2020 live race meet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: June 9, 2020	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer